EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-82820, 33-82928, 33-84394, 333-54102 and Form S-3 No. 333-159113) of Eagle Materials Inc. of our reports dated May 26, 2009, with respect to the consolidated financial statements of Eagle Materials Inc., and the effectiveness of internal control over financial reporting of Eagle Materials Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 2009.

We also consent to the incorporation by reference in the registration statements (Form S-8 No. 33-82820, 33-82928, 33-84394, 333-54102 and Form S-3 No. 333-159113) of Eagle Materials Inc. of our report dated May 26, 2009, with respect to the financial statements of Texas Lehigh Cement Company LP as of and for the year ended December 31, 2008, included in this Annual Report (Form 10-K) of Eagle Materials Inc. for the year ended March 31, 2009.

/s/ Ernst & Young LLP

Dallas, Texas

May 26, 2009